EXHIBIT 99.1

ConnectOne Bancorp, Inc. Declares Cash Dividend of $0.075 per Share

ENGLEWOOD CLIFFS, N.J., Sept. 23, 2014 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) ("ConnectOne" or the "Corporation"), parent company of ConnectOne Bank, (the "Bank"), announced that the Board of Directors of ConnectOne Bancorp has declared a common cash dividend of $0.075 per share. The dividend will be paid on November 3, 2014, to all shareholders of record on October 17, 2014.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended. The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 23 other banking offices. For more information regarding ConnectOne Bank, visit https://www.ConnectOneBank.com.

Forward-Looking Statements

All non-historical statements in this press release (including statements regarding loan growth) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use forward-looking terminology such as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers,  including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to economic recovery and the deregulation of the financial services industry, and other risks cited in the Corporation's most recent Annual Report on Form 10-K and other reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. ConnectOne Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

CONTACT: Investor Contact:
         William S. Burns
         Executive Vice President & CFO
         201.816.4474; bburns@cnob.com

         Media Contact:
         Dawn Lauer
         212.827.3744; dlauer@mww.com